EXHIBIT 21.1

SUBSIDIARIES

Registrant - Equifax Inc. (a Georgia corporation)

The Registrant owns, directly or indirectly, 100% of the stock of the following subsidiaries as of January 1, 2009 (all of which are included in the consolidated financial statements), except as noted in the footnotes below:

State or
Country of
Name of Subsidiary	Incorporation

Acrofax Inc. (8)	Quebec

Alphafax Properties Limited Partnership	Georgia

Austin Consolidated Holdings, Inc.	Texas

Clearing de Informes S.A. (6)	Uruguay

Compliance Data Center LLC (1)	Georgia

Computer Ventures, Inc.(1)	Delaware

Credit Bureau Services, Inc. (1)	Washington

Decidir Brazil Ltda (20)	Brazil

EFX Holdings Ltd. (17)	Mauritius

Equifax Americas B.V. (8)	The Netherlands

Equifax Chile S.A. (7)	Chile

Equifax Canada Inc. (18)	Canada

Equifax Capital Management, Inc. (1)	Georgia

Equifax Commercial Services Ltd. (4)	Ireland

Equifax Consumer Services LLC (9)	Georgia

Equifax Database Services, Inc.	Delaware

Equifax Decision Systems, B.V. (4)	The Netherlands

Equifax Direct Marketing Solutions LLC (9)	Georgia

Equifax do Brasil Holdings Ltda.(6)(13)	Brazil

Equifax do Brasil Ltda. (12)(13)	Brazil

Equifax Enabling Technologies LLC (9)	Louisiana

Equifax Europe LLC	Georgia

Equifax Information Services LLC	Georgia

Equifax Information Services of Puerto Rico, Inc.	Georgia

Equifax Information Technology LLC	Georgia

Equifax Investment (South America) LLC (6)	Georgia

Equifax Luxembourg (No. 2) S.À R.L.	Luxembourg

Equifax Luxembourg S.À R.L.	Luxembourg

Equifax Marketing Solutions, Inc. (1)	Florida

Equifax Mexico B.V. (15)	The Netherlands

Equifax Plc(4)	England

Equifax Real Estate Mortgage Solutions, LLC (1)	Georgia

Equifax Receivables Finance LLC (11)	Delaware

Equifax Secure UK Ltd.(11)	United Kingdom

Equifax Settlement Services Holding LLC (1)	Georgia

Equifax Settlement Services LLC	Pennsylvannia

Equifax Settlement Services of Alabama LLC	Alabama

Equifax South America LLC (8)	Georgia

Equifax Technology Solutions LLC	Georgia

Equifax Ventures, Inc. (1)	Georgia

Inversiones Equifax de Chile S.A. (6)	Chile

Management Insight Incentives, LLC (17)	Missouri

Matrix Intelligence, LLC (2)	Delaware

NAV Acquisition Inc. (10)	Georgia

Net Profit, Inc. (2)	South Carolina

Opt-Out Services LLC (1)	Delaware

Performance Assessment Network, Inc. (2)	Delaware

Propago S.A. (7)	Chile

Servicios Integrales de Informacion S.A. (SERVINFO) (19)	Peru

TBT Enterprises, Incorporated (2)	Maryland

TALX Confirmation Direct, Inc. (2)	Missouri

TALX Corporation	Missouri

TALX Fastime Services, Inc. (2)	Texas

TALX Tax Credits and Incentives, LLC (2)	Missouri

TALX Tax Incentive Services, LLC (14)	Missouri

TALX UCM Services, Inc. (2)	Missouri

The Infocheck Group Ltd. (5)	England

UI Advantage, Inc. (2)	Maryland

Verdad Informatica de Costa Rica, S.A.(3)	Costa Rica

NOTES:

Registrant’s subsidiary Equifax Europe LLC owns 85% of the stock of Equifax Iberica, S.L. (Spain), which owns 95% of the stock of ASNEF/Equifax Servicios de Informacion Sobre Solvencia y Credito S.L. (Spain); 95% of the stock of Soluciones Veraz Asnef Equifax, S.L.; 100% of the stock of Dicodi, S.A. (Spain); 100% of the stock of Informacion Tecnica Del Credito S.L. (Spain); and 50% of the stock of Credinformacoes Informacoes de Credito, LDA (Portugal), along with Equifax Decision Systems, B.V. which owns 25%.

Registrant’s subsidiary Equifax South America LLC owns 79% of the stock of Organizacion Veraz, S.A. (Argentina), which holds 100% of the stock of Solar Servicios On Line Argentina S.A.

Registrant’s subsidiary Equifax South America LLC owns 100% of the stock of Inversiones Equifax de Chile S.A. which owns 100% of the stock of Equifax Chile S.A. which owns 25% of the stock of Credit Bureau CA Burode Informacion Crediticia (Ecuador), and owns 49% of the stock of Dicom of CentroAmerica (El Salvador), along with Equifax South America LLC, which owns 2%.  Dicom of Centro America owns 16% of the stock of Equifax Peru S.A. (f/k/a InfoCorp S.A.), along with Equifax Chile S.A. which owns 35%.  Dicom of CentroAmerica (El Salvador) owns 100% of Infocom Honduras S.A. de C.V. (Honduras). Equifax Peru SA owns 100% of Acelor SA (Peru).

Registrant’s subsidiary Equifax Decision Systems, B.V. (the Netherlands) owns 28% of Equifax Credit Services LLC (Russia) (f/k/a Global Payments Credit Service LLC).

Registrant’s subsidiary Equifax Information Services LLC owns 60% of FT/E Mortgage Solutions, LLC (Delaware) and 100% of Equifax Real Estate Mortgage Solutions, LLC (Georgia), which owns 59.4% of Total Credit Services, L.P. (Delaware), along with FT/E Mortgage Solutions, LLC, which owns 1%.

Registrant’s subsidiary Equifax Information Services LLC owns a 33% interest in VantageScore Solutions, LLC (Delaware), 33% of New Management Services LLC, 25% of Online Data Exchange LLC (Delaware), 33% of Central Source LLC (Delaware).

(1)Subsidiary of Equifax Information Services LLC

(2) Subsidiary of TALX Corporation

(3)Subsidiary of Equifax Direct Marketing Solutions LLC

(4)Subsidiary of Equifax Luxembourg S.À R.L.

(5)Subsidiary of Equifax Plc

(6)Subsidiary of Equifax South America LLC

(7)Subsidiary of Inversiones Equifax de Chile S.A.

(8)Subsidiary of Equifax Information Services of Puerto Rico, Inc.

(9)Subsidiary of Equifax Database Services, Inc.

(10)Subsidiary of Equifax Marketing Solutions, Inc.

(11)Subsidiary of Equifax Capital Management, Inc.

(12)Subsidiary of Equifax do Brazil Holdings Ltda.

(13)Subsidiary of Equifax Investment (South America) LLC

(14)Subsidiary of TALX UCM Services, Inc.

(15)Subsidiary of Equifax Americas, B.V.

(16) Subsidiary of Equifax Decision Systems, B.V.

(17) Subsidiary of TALX Tax Credits & Incentives, LLC

(18) Subsidiary of Acrofax Inc.

(19) Subsidiary Equifax Chile SA

(20) Subsidiary of Equifax do Brazil Ltda.